                                                                  EXHIBIT (99)-3
                                PROJECT COLISEUM

This is all I believe needs to be stated:

Preliminary analysis indicates that the combination will provide potential net cost savings of approximately $1.0 billion over the next 10-year period from the reduction in duplicative functions and positions, consolidation of related expenditures, joint dispatch of generating facilities and operating scale economies. Position reductions are estimated at approximately 8% of the current combined employment levels of 11,023 for both companies.

POSITION REDUCTIONS:

     The combined company will be able to integrate related functions and avoid duplication of effort in both corporate, field, and generation functions. In addition, the close, contiguous service territories will allow for consolidation of certain work groups and work sharing. Position reductions are preliminarily estimated at approximately 8% of the current combined employment levels of 11,023 for both companies or $590 million over the 10-year period.

CORPORATE PROGRAMS:

     The combined company anticipates it will be able to consolidate expenditures in similar categories, e.g., lines of credit, as well as reduce future expenditures that will not be required to be made by a combined company, for example, related information technology projects. Other savings categories include benefit administration, facilities, shareholder services, advertising, regulatory expenses, directors' fees, association dues, vehicles and research and development. These expenditure reductions are also anticipated to reflect economies of scale of operation in areas such as insurance. Potential savings in this category are estimated at approximately $320 million over the 10-year period.

NONFUEL PURCHASING ECONOMIES:

     The combined company anticipates it will be able to share certain existing materials and avoid replacement ordering in the short-term. In addition, the combined company may realize greater economies of scale and be able to achieve lower per unit purchasing costs for materials and supplies and contract services due to higher purchasing volumes. Potential savings in this area are estimated at approximately $110 million over the 10-year period.

ELECTRIC DISPATCH AND FUEL PURCHASING:

     The combined company anticipates it will be able to integrate its electric dispatch and fuel purchases across the larger entity. Generating resources can be dispatched jointly to optimize the cost of production and utilize all existing assets more efficiently. In addition, the combined company anticipates it will be able to consolidate its fuel purchases and obtain lower per unit costs for coal supply. These combined savings are preliminarily estimated at approximately $140 million over the 10-year period.

MERGER COSTS:

     The combined company also anticipates it will incur certain costs associated with realization of these cost savings and closure of the transaction. These out-of-pocket costs are preliminarily estimated at approximately $130 million and will principally be incurred over the first five years of combined operation.

An expanded description will be provided for S-4 purposes. The above is brief and principally for public relations purposes.

                               DRAFT/PRELIMINARY
        PRIVILEGED & CONFIDENTIAL -- PREPARED AT THE REQUEST OF COUNSEL
                             FOR INTERNAL USE ONLY

This document has been prepared at the direction of Management to support the evaluation of certain strategic options and is solely intended for this use. Use of this document by any party is prohibited unless expressly authorized in writing by Management. The information contained herein represents the results of future events which may or may not occur and is based on the best available information at the time of its development. Management makes no representation as to the completeness or accuracy of this information as the information contained herein is preliminary and subject to change. Therefore, such information should not be relied upon for any purpose beyond that explicitly stated above.

                            Privileged and Confidential -- For Internal Use Only

10 Year Total Potential Savings Detail: 5-Year Labor Phase In -- Cumulative 20%, 40%, 60%, 80%, and 100% by Year 5
     C&A Programs Related to Labor Phased-In Over 5-Years, While Non-Labor C&A Primarily Achieved in Year 1
     Non-Fuel Purchasing Economies Achieved in Year 2

    POTENTIAL AREAS ($ IN 000S)       EDUCATION    1998       1999       2000        2001        2002        2003        2004
------------------------------------  ---------   -------    -------    -------    --------    --------    --------    --------
Labor
  Corporate.........................     405       $5,131    $10,793    $17,026     $23,873     $31,381     $33,048     $34,798
  Generation........................     208        2,628      5,583      8,893      12,585      16,688      17,882      19,136
  Field & Field Related.............     294        2,580      5,635      9,205      13,334      18,070      20,169      22,373
                                         ---      -------    -------    -------    --------    --------    --------    --------
  Total.............................     907      $10,339    $22,011    $35,124     $49,792     $66,139     $71,099     $76,307
Corporate & Administrative Programs:
  Administrative & General
    Overhead........................                 $313       $647     $1,005      $1,387      $1,794      $1,857      $1,922
  Benefits..........................                  188        396        434         523         602         683         767
  Insurance.........................                3,650      3,777      3,910       4,046       4,188       4,335       4,486
  MIS (Operating)...................                  443        917      1,424       1,965       2,542       2,631       2,723
  MIS (CAPHX).......................                  703      1,187      1,759       1,759       1,759       1,056         572
  Professional Services.............                6,383      6,607      6,838       7,077       7,325       7,582       7,847
  Facilities........................                  556      1,151      1,787       2,466       3,191       3,303       3,418
  Shareholder Services..............                1,415      1,464      1,515       1,569       1,623       1,699       1,739
  Advertising/Public Relations......                1,257      1,201      1,347       1,394       1,442       1,493       1,545
  Directors' Fees...................                  339        351        363         376         389         402         416
  Regulatory Expenses...............                  910        942        975       1,009       1,045       1,081       1,119
  Association Dues..................                1,057      1,094      1,133       1,172       1,213       1,256       1,300
  Vehicles..........................                  317        656      1,018       1,405       1,818       1,882       1,948
  Research & Development............                3,203      3,533      3,874       4,227       4,593       4,971       5,263
  Lines of Credit...................                  188        195        201         208         216         223         231
                                                  -------    -------    -------    --------    --------    --------    --------
  Total.............................              $20,922    $24,218    $27,604     $30,584     $33,740     $34,434     $35,396
Purchasing Economies:
  Procurement.......................                   $0         $0     $6,732      $7,424      $8,141      $8,884      $9,652
  Inventory.........................                   99         99         99          99          99          99          99
  Contract Services.................                    0          0      2,826       3,336       3,863       4,409       4,974
                                                  -------    -------    -------    --------    --------    --------    --------
  Total.............................                  $99        $99     $9,657     $10,839     $12,103     $13,391     $14,724
Savings Subtotal....................              $31,360    $46,328    $72,385     $91,236    $111,982    $118,925    $126,428
                                                  -------    -------    -------    --------    --------    --------    --------
Electric Dispatch...................                4,967      6,218      7,470       8,722       9,973      12,408      14,882
                                                  -------    -------    -------    --------    --------    --------    --------
Capacity Deferrals..................                    0          0          0           0           0           0           0
                                                  -------    -------    -------    --------    --------    --------    --------
Real Savings........................                    0          0      1,774       1,009       2,371       2,647       2,796
                                                  -------    -------    -------    --------    --------    --------    --------
Gross Savings.......................              $36,327    $52,546    $81,629    $101,767    $124,326    $133,800    $144,066
                                                  -------    -------    -------    --------    --------    --------    --------
Cost to Achieve.....................               26,567     26,567     26,567      26,567      26,567           0           0
                                                  -------    -------    -------    --------    --------    --------    --------
Net Savings.........................               $9,759    $25,979    $55,061     $75,199     $97,739    $133,980    $144,066
                                                  -------    -------    -------    --------    --------    --------    --------
    POTENTIAL AREAS ($ IN 000S)         2005        2006        2007        TOTAL
------------------------------------  --------    --------    --------    ----------
                                      <
Labor
  Corporate.........................   $36,636     $38,566     $40,592      $271,844
  Generation........................    20,453      21,835      23,286       148,969
  Field & Field Related.............    24,687      27,118      29,669       172,800
                                      --------    --------    --------    ----------
  Total.............................   $81,776     $87,519     $93,548      $593,654
Corporate & Administrative Programs:
  Administrative & General
    Overhead........................    $1,989      $2,059      $2,131       $15,103
  Benefits..........................       855         945       1,038         6,451
  Insurance.........................     4,643       4,806       4,974        42,815
  MIS (Operating)...................     2,818       2,917       3,189        21,397
  MIS (CAPHX).......................         0           0           0         8,797
  Professional Services.............     8,122       8,406       8,700        74,887
  Facilities........................     3,538       3,662       3,790        26,862
  Shareholder Services..............     1,800       1,863       1,928        16,597
  Advertising/Public Relations......     1,599       1,655       1,713        14,746
  Directors' Fees...................       431         446         462         3,974
  Regulatory Expenses...............     1,158       1,199       1,241        10,679
  Association Dues..................     1,345       1,392       1,441        12,404
  Vehicles..........................     2,016       2,087       2,160        15,307
  Research & Development............     5,768       6,187       6,621        48,341
  Lines of Credit...................       239         247         256         2,205
                                      --------    --------    --------    ----------
  Total.............................   $34,321     $37,870     $39,473      $320,564
Purchasing Economies:
  Procurement.......................   $10,447     $11,260     $12,121       $74,670
  Inventory.........................        99          99          99           986
  Contract Services.................     5,599       6,164       6,790        37,922
                                      --------    --------    --------    ----------
  Total.............................   $16,104     $17,532     $19,010      $113,370
Savings Subtotal....................  $134,200    $142,920    $152,031    $1,027,796
                                      --------    --------    --------    ----------
Electric Dispatch...................    17,277      19,711      22,145       123,733
                                      --------    --------    --------    ----------
Capacity Deferrals..................         0           0           0             0
                                      --------    --------    --------    ----------
Real Savings........................     2,916       3,075       3,223        20,611
                                      --------    --------    --------    ----------
Gross Savings.......................  $154,394    $165,706    $177,399    $1,172,140
                                      --------    --------    --------    ----------
Cost to Achieve.....................         0           0           0       132,837
                                      --------    --------    --------    ----------
Net Savings.........................  $154,394    $165,706    $177,399    $1,030,302
                                      --------    --------    --------    ----------

This document has been prepared at the direction of Management to support the evaluation of certain strategic options and is solely intended for this use. Use of this document by any party is prohibited unless expressly authorized in writing by Management. The information contained herein represents the results of future events which may or may not occur and is based on the best available information at the time of its development. Management makes no representation as to the completeness or accuracy of this information as the information contained herein is preliminary and subject to change. Therefore, such information should not be relied upon for any purpose beyond that explicitly stated above.

                            Privileged and Confidential -- for Internal Use Only

10 Year Total O&M Savings Detail: 5-Year Labor Phase In -- Cumulative 20%, 40%, 60%, 80%, and 100% by Year 5
     C&A Programs Related to Labor Phased-In Over 5-Years, While Non-Labor C&A Primarily Achieved in Year 1
     Non-Fuel Purchasing Economies Achieved in Year 2

         AREAS ($ IN 000S)            REDUCTIONS    1998       1999       2000       2001        2002        2003        2004
------------------------------------  ----------   -------    -------    -------    -------    --------    --------    --------
Labor
  Corporate.........................      405       $5,113    $10,738    $16,913    $23,678     $31,077     $32,631     $34,262
  Generation........................      208        2,563      5,381      8,476     11,866      15,574      16,353      17,170
  Field & Field Related.............      294        2,364      4,964      7,818     10,946      14,366      15,085      15,839
                                          ---      -------    -------    -------    -------    --------    --------    --------
  Total.............................      907      $10,040    $21,084    $33,207    $46,489     $61,017     $64,069     $67,272
Corporate & Administrative Programs:
  Administrative & General
    Overhead........................                  $313       $647     $1,005     $1,387      $1,784      $1,857      $1,922
  Benefits..........................                  $181       $375       $388       $401        $416        $430        $445
  Insurance.........................                $3,650     $3,777     $3,910     $4,046      $4,188      $4,335      $4,408
  MIS (Operating)...................                  $443       $917     $1,424     $1,965      $2,542      $2,831      $2,723
  MIS (CAPHX).......................                     0          0          0          0           0           0           0
  Professional Services.............                $8,383     $8,807     $8,838     $7,077      $7,325      $7,582      $7,847
  Facilities........................                  $558     $1,151     $1,787     $2,488      $3,191      $3,303      $3,418
  Shareholder Services..............                $1,415     $1,464     $1,515     $1,589      $1,623      $1,680      $1,730
  Advertising/Public Relations......                $1,267     $1,301     $1,347     $1,394      $1,442      $1,493      $1,545
  Directors' Fees...................                   339        351        363        376         389         402         416
  Regulatory Expenses...............                   910        942        975      1,009       1,045       1,081       1,119
  Association Dues..................                 1,057      1,094      1,133      1,172       1,213       1,256       1,900
  Vehicles..........................                   317        656      1,018      1,405       1,818       1,882       1,948
  Research & Development............                 2,986      3,090      3,198      3,310       3,426       3,546       3,670
  Lines of Credit...................                  $188       $195       $201       $208        $210        $223        $231
                                                   -------    -------    -------    -------    --------    --------    --------
  Total.............................               $19,995    $22,568    $25,182    $27,787     $30,628     $31,700     $32,110
Purchasing Economies:
  Procurement.......................                    $0         $0     $6,275     $6,494      $6,721      $6,957      $7,200
  Inventory.........................                     0          0          0          0           0           0           0
  Contract Services.................                     0          0      2,416      2,500       2,588       2,678       2,772
  Total.............................                    $0         $0     $8,690     $8,994      $9,309      $9,635      $9,972
Capacity Deferrals..................                     0          0          0          0           0           0           0
Electric Dispatch...................                 4,967      6,218      7,470      8,722       9,973      12,408      14,842
Fuel................................                     0          0      1,774      1,809       2,171       2,647       2,796
Savings Subtotal....................               $35,001    $49,869    $76,243    $93,801    $113,299    $120,458    $127,692
Savings Subtotal....................               $35,001    $49,869    $76,243    $93,801    $113,299    $120,458    $127,692
Total Savings.......................               $35,001    $49,869    $76,243    $93,801    $113,299    $120,458    $127,692
                                                   -------    -------    -------    -------    --------    --------    --------
Cost To Achieve.....................                26,567     26,567     26,567     26,567    $ 26,567           0           0
                                                   -------    -------    -------    -------    --------    --------    --------
Net Savings.........................                $8,434    $23,302    $49,676    $67,234     $86,731    $120,458    $127,692
                                                   -------    -------    -------    -------    --------    --------    --------

         AREAS ($ IN 000S)              2005        2006        2007        TOTAL
------------------------------------  --------    --------    --------    ----------
                                      <
Labor
  Corporate.........................   $35,975     $37,774     $39,663      $267,834
  Generation........................    18,029      18,980      19,887       134,220
  Field & Field Related.............    16,631      17,462      18,336       121,811
                                      --------    --------    --------    ----------
  Total.............................   $70,635     $74,107      77,875      $525,855
Corporate & Administrative Programs:
  Administrative & General
    Overhead........................    $1,868      $2,050      $2,131       $15,103
  Benefits..........................      $481        $477        $494        $4,087
  Insurance.........................    $4,643      $4,800      $4,974       $42,815
  MIS (Operating)...................    $2,818      $2,917      $3,018       $21,397
  MIS (CAPHX).......................         0           0           0             0
  Professional Services.............    $8,122      $8,408      $8,700       $74,887
  Facilities........................    $3,538      $3,682      $3,790       $28,862
  Shareholder Services..............    $1,800      $1,883      $1,928       $18,507
  Advertising/Public Relations......    $1,500      $1,055      $1,713       $14,748
  Directors' Fees...................       431         446         462         3,974
  Regulatory Expenses...............     1,158       1,199       1,241        10,679
  Association Dues..................     1,345       1,392       1,141        12,404
  Vehicles..........................     2,016       2,087       2,160        15,307
  Research & Development............     3,799       3,952       4,069        35,028
  Lines of Credit...................      $239        $247        $258        $2,205
                                      --------    --------    --------    ----------
  Total.............................   $38,958     $35,146     $36,377      $296,870
Purchasing Economies:
  Procurement.......................    $7,452      $7,713      $7,983       $56,795
  Inventory.........................         0           0           0             0
  Contract Services.................     2,869       2,969       3,073        21,865
  Total.............................   $10,321     $10,682     $11,056       $78,661
Capacity Deferrals..................         0           0           0             0
Electric Dispatch...................    17,277      19,711      22,145       129,733
Fuel................................     2,916       3,075       3,223        20,611
Savings Subtotal....................  $135,107    $142,782    $150,676    $1,044,930
Savings Subtotal....................  $135,107    $142,782    $150,676    $1,044,930
Total Savings.......................  $135,107    $142,782    $150,676    $1,044,930
                                      --------    --------    --------    ----------
Cost To Achieve.....................         0           0           0       132,837
                                      --------    --------    --------    ----------
Net Savings.........................  $135,107    $142,782    $150,676    $  912,093
                                      --------    --------    --------    ----------

This document has been prepared at the direction of Management to support the evaluation of certain strategic options and is solely intended for this use. Use of this document by any party is prohibited unless expressly authorized in writing by Management. The information contained herein represents the results of future events which may or may not occur and is based on the best available information at the time of its development. Management makes no representation as to the completeness or accuracy of this information as the information contained herein is preliminary and subject to change. Therefore, such information should not be relied upon for any purpose beyond that explicitly stated above.

                            Privileged and Confidential -- For Internal Use Only

10 Year Capital Savings: 5-Year Labor Phase In -- Cumulative 20%, 40%, 60%, 80%, and 100% by Year 5
     C&A Programs Related to Labor Phased-In Over 5-Years, While Non-Labor C&A Primarily Achieved in Year 1
     Non-Fuel Purchasing Economies Achieved in Year 2

         POTENTIAL AREAS ($ IN 000S)            REDUCTIONS   1998      1999      2000       2001       2002       2003       2004
----------------------------------------------  ---------   ------    ------    -------    -------    -------    -------    -------
Labor
  Corporate...................................     405        $104      $219       $345       $483       $634       $666       $699
  Generation..................................     208         383       804      1,266      1,773      2,327      2,444      2,566
  Field & Field Related.......................     294       1,273     2,673      4,210      1,894      7,736      8,123      8,329
                                                   ---      ------    ------    -------    -------    -------    -------    -------
  Total.......................................     907      $1,760    $3,696     $5,822     $3,150    $10,697    $11,232    $11,794
Corporate & Administrative Programs:
  Administrative & General Overhead...........                  $0        $0         $0         $0         $0         $0         $0
  Benefits....................................                  40        82        270        323        380        393        407
  Insurance...................................                   0         0          0          0          0          0          0
  MIS (Operating).............................                   0         0          0          0          0          0          0
  MIS (CAPEX).................................               2,009     1,383      1,695          0          0          0          0
  Professional Services.......................                   0         0          0          0          0          0          0
  Facilities..................................                   0         0          0          0          0          0          0
  Shareholder Services........................                   0         0          0          0          0          0          0
  Advertising/Public Relations................                   0         0          0          0          0          0          0
  Directors' Fees.............................                  $0        $0         $0         $0         $0         $0         $0
  Regulatory Expenses.........................                   0         0          0          0          0          0          0
  Association Dues............................                   0         0          0          0          0          0          0
  Vehicles....................................                   0         0          0          0          0          0          0
  Research & Development......................               1,280     1,324      1,371      1,489      1,468      1,520      1,573
  Lines of Credit.............................                   0         0          0          0          0          0          0
                                                            ------    ------    -------    -------    -------    -------    -------
  Total.......................................              $3,328    $2,790     $3,275     $1,742     $1,848     $1,913     $1,980
Purchasing Economies Nonfuel:
  Procurement.................................                  $0        $0     $2,689     $2,783     $2,861     $2,981     $3,086
  Inventory...................................                 570         0          0          0          0          0          0
  Contract Services...........................                   0         0      2,416      2,500      2,588      2,678      2,772
                                                            ------    ------    -------    -------    -------    -------    -------
  Total.......................................                $570        $0     $5,105     $5,283     $5,468     $5,660     $5,858
Capacity Deferrals............................                   0         0          0          0          0          0          0
Electric Dispatch.............................                   0         0          0          0          0          0          0
                                                            ------    ------    -------    -------    -------    -------    -------
Savings -- Subtotal...........................              $5,658    $6,486    $14,202    $15,175    $18,014    $18,805    $19,632
Savings Subtotal..............................              $5,658    $6,486    $14,202    $15,175    $18,014    $18,805    $19,632
Total Savings.................................              $5,658    $6,486    $14,202    $15,175    $18,014    $18,805    $19,632
                                                            ------    ------    -------    -------    -------    -------    -------
Cost to Achieve...............................                   0         0          0          0          0          0          0
                                                            ------    ------    -------    -------    -------    -------    -------
Pre-Merger Initiatives........................                  $0        $0         $0         $0         $0         $0         $0
                                                            ------    ------    -------    -------    -------    -------    -------
Net Savings...................................              $5,658    $6,486    $14,202    $15,175    $18,014    $18,805    $19,632
                                                            ------    ------    -------    -------    -------    -------    -------

         POTENTIAL AREAS ($ IN 000S)             2005       2006       2007       TOTAL
----------------------------------------------  -------    -------    -------    --------
                                                <
Labor
  Corporate...................................     $734       $771       $809      $5,466
  Generation..................................    2,694      2,829      2,970      20,056
  Field & Field Related.......................    8,955      9,003      9,873      66,668
                                                -------    -------    -------    --------
  Total.......................................  $12,383    $13,002    $13,653     $92,189
Corporate & Administrative Programs:
  Administrative & General Overhead...........       $0         $0         $0          $0
  Benefits....................................      421        436        451       3,204
  Insurance...................................        0          0          0           0
  MIS (Operating).............................        0          0          0           0
  MIS (CAPEX).................................        0          0          0       5,027
  Professional Services.......................        0          0          0           0
  Facilities..................................        0          0          0           0
  Shareholder Services........................        0          0          0           0
  Advertising/Public Relations................        0          0          0           0
  Directors' Fees.............................       $0         $0         $0          $0
  Regulatory Expenses.........................        0          0          0           0
  Association Dues............................        0          0          0           0
  Vehicles....................................        0          0          0           0
  Research & Development......................    1,628      1,685      1,744      15,012
  Lines of Credit.............................        0          0          0           0
                                                -------    -------    -------    --------
  Total.......................................   $2,049     $2,121     $2,195     $23,243
Purchasing Economies Nonfuel:
  Procurement.................................   $3,194     $3,306     $3,421     $24,341
  Inventory...................................        0          0          0         570
  Contract Services...........................    2,869      2,869      3,073      21,865
                                                -------    -------    -------    --------
  Total.......................................   $6,063     $6,277     $6,495     $46,776
Capacity Deferrals............................        0          0          0           0
Electric Dispatch.............................        0          0          0           0
                                                -------    -------    -------    --------
Savings -- Subtotal...........................  $20,496    $21,399    $22,343    $162,209
Savings Subtotal..............................  $20,496    $21,399    $22,343    $162,209
Total Savings.................................  $20,496    $21,399    $22,343    $162,209
                                                -------    -------    -------    --------
Cost to Achieve...............................        0          0          0           0
                                                -------    -------    -------    --------
Pre-Merger Initiatives........................       $0         $0         $0          $0
                                                -------    -------    -------    --------
Net Savings...................................  $20,496    $21,399    $22,343    $162,209
                                                -------    -------    -------    --------

This document has been prepared at the direction of Management to support the evaluation of certain strategic options and is solely intended for this use. Use of this document by any party is prohibited unless expressly authorized in writing by Management. The information contained herein represents the results of future events which may or may not occur and is based on the best available information at the time of its development. Management makes no representation as to the completeness or accuracy of this information as the information contained herein is preliminary and subject to change. Therefore, such information should not be relied upon for any purpose beyond that explicitly stated above.

                            Privileged and Confidential -- For Internal Use Only

10 Year Fixed Charge Savings Detail: 5-Year Labor Phase In -- Cumulative 20%, 40%, 60%, 80%, and 100% by Year 5
     C&A Programs Related to Labor Phased-In Over 5-Years, While Non-Labor C&A Primarily Achieved in Year 1
     Non-Fuel Purchasing Economies Achieved in Year 2

               AREAS ($ IN 000S)                  REDUCTIONS    1998      1999      2000      2001      2002       2003       2004
------------------------------------------------  ----------   ------    ------    ------    ------    -------    -------    -------
Labor
  Corporate.....................................      405         $18       $55      $114      $196       $304       $417       $536
  Generation....................................      208          65       202       417       719      1,114      1,530      1,966
  Field & Field Related.........................      294         216       671     1,386     2,388      3,704      5,084      6,534
                                                      ---      ------    ------    ------    ------    -------    -------    -------
  Total.........................................      907        $299      $928    $1,917    $3,303     $5,121     $7,031     $9,036
Corporate & Administrative Programs:
  Administrative & General Overhead.............                   $0        $0        $0        $0         $0         $0         $0
  Benefits......................................                    7        21        67       122        186        253        322
  Insurance.....................................                   $0        $0        $0        $0         $0         $0         $0
  MIS (Operating)...............................                   $0        $0        $0        $0         $0         $0         $0
  MIS (CAPEX)...................................                 $703    $1,187    $1,759    $1,759     $1,759     $1,056       $572
  Professional Services.........................                    0         0         0         0          0          0          0
  Facilities....................................                    0         0         0         0          0          0          0
  Shareholder Services..........................                    0         0         0         0          0          0          0
  Advertising/Public Relations..................                    0         0         0         0          0          0          0
  Directors' Fees...............................                   $0        $0        $0        $0         $0         $0         $0
  Regulatory Expenses...........................                   $0        $0        $0        $0         $0         $0         $0
  Association Dues..............................                    0         0         0         0          0          0          0
  Vehicles......................................                    0         0         0         0          0          0          0
  Research & Development........................                  218       443       676       917      1,167      1,475      1,692
  Lines of Credit...............................                    0         0         0         0          0          0          0
                                                               ------    ------    ------    ------    -------    -------    -------
  Total.........................................                 $927    $1,651    $ 2502    $2,798     $3,112     $2,734     $2,587
Purchasing Economies:
  Procurement...................................                   $0        $0      $457      $930     $1,420     $1,927     $2,451
  Inventory.....................................                   99        99        99        99         99         99         99
  Contract Services.............................                    0         0       411       836      1,276      1,731      2,202
                                                               ------    ------    ------    ------    -------    -------    -------
  Total.........................................                  $99       $99      $966    $1,865     $2,794     $3,756     $4,752
Capacity Deferrals..............................                    0         0         0         0          0          0          0
Electric Dispatch...............................                    0         0         0         0          0          0          0
                                                               ------    ------    ------    ------    -------    -------    -------
Savings-Subtotal................................               $1,325    $2,677    $5,385    $7,965    $11,028    $13,521    $16,375
Savings Subtotal................................               $1,325    $2,677    $5,385    $7,965    $11,028    $13,521    $16,375
Total Savings...................................               $1,325    $2,677    $5,385    $7,965    $11,028    $13,521    $16,375
                                                               ------    ------    ------    ------    -------    -------    -------
Cost To Achieve.................................                    0         0         0         0          0          0          0
Net Savings.....................................               $1,325    $2,677    $5,385    $7,965    $11,028    $13,521    $16,375
                                                               ------    ------    ------    ------    -------    -------    -------

               AREAS ($ IN 000S)                   2005       2006       2007       TOTAL
------------------------------------------------  -------    -------    -------    --------
                                                  <
Labor
  Corporate.....................................     $661       $792       $929      $4,020
  Generation....................................    2,424      2,905      3,409      14,750
  Field & Field Related.........................    8,957      9,655     11,331      49,029
                                                  -------    -------    -------    --------
  Total.........................................  $11,141    $13,351    $15,672     $67,799
Corporate & Administrative Programs:
  Administrative & General Overhead.............       $0         $0         $0          $0
  Benefits......................................      394        468        545       2,383
  Insurance.....................................       $0         $0         $0          $0
  MIS (Operating)...............................       $0         $0         $0          $0
  MIS (CAPEX)...................................       $0         $0         $0      $8,797
  Professional Services.........................        0          0          0           0
  Facilities....................................        0          0          0           0
  Shareholder Services..........................        0          0          0           0
  Advertising/Public Relations..................        0          0          0           0
  Directors' Fees...............................       $0         $0         $0          $0
  Regulatory Expenses...........................       $0         $0         $0          $0
  Association Dues..............................        0          0          0           0
  Vehicles......................................        0          0          0           0
  Research & Development........................    1,969      2,256      2,552    $ 13,313
  Lines of Credit...............................        0          0          0           0
                                                  -------    -------    -------    --------
  Total.........................................   $2,363     $2,724     $3,097     $24,494
Purchasing Economies:
  Procurement...................................   $2,994     $3,556     $4,138    $ 17,874
  Inventory.....................................       99         99         99         986
  Contract Services.............................    2,690      3,195      3,717      16,057
                                                  -------    -------    -------    --------
  Total.........................................   $5,783     $6,850     $7,954     $34,917
Capacity Deferrals..............................        0          0          0           0
Electric Dispatch...............................        0          0          0           0
                                                  -------    -------    -------    --------
Savings-Subtotal................................  $19,287    $22,924    $26,723    $127,210
Savings Subtotal................................  $19,287    $22,924    $26,723    $127,210
Total Savings...................................  $19,287    $22,924    $26,723    $127,210
                                                  -------    -------    -------    --------
Cost To Achieve.................................        0          0          0           0
Net Savings.....................................  $19,287    $22,924    $26,723    $127,210
                                                  -------    -------    -------    --------

This document has been prepared at the direction of Management to support the evaluation of certain strategic options and is solely intended for this use. Use of this document by any party is prohibited unless expressly authorized in writing by Management. The information contained herein represents the results of future events which may or may not occur and is based on the best available information at the time of its development. Management makes no representation as to the completeness or accuracy of this information as the information contained herein is preliminary and subject to change. Therefore, such information should not be relied upon for any purpose beyond that explicitly stated above.

Project Coliseum       Privileged and Confidential -- Prepared at the Request of
                                                                         Counsel

                         COMBINED OVERVIEW OF STAFFING

                  #        %         #        %          #        %          #        %          #        %          #        %
                -----   -------    -----   --------    -----   --------    -----   --------    -----   --------    -----   --------
TOTAL.........  6,601   100.00%    797     12.07%      5,804   100.00%     4,422    100.00%     200     4.52%    4,222    100.00%

                  #        %          #        %          #
                -----   --------    -----   --------    -----
TOTAL.........  10,026  100.00%    907      9.05%      9,119